                                                                    EXHIBIT 99.1

--------------------------------------------------------------------------------

AT THE COMPANY:                         AT THE FINANCIAL RELATIONS BOARD:
Steven D. Jorns    Kenneth E. Barr      Leslie Hunziker    Claire Koeneman
President & CEO    CFO                  General Inquiries  Analyst Inquiries
(972) 550-6801     (972) 550-6804       (312) 266-7800     (312) 266-7800

--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
Wednesday, April 22, 1998


                   AMERICAN GENERAL HOSPITALITY CORPORATION
                      FUNDS FROM OPERATIONS INCREASES 58%

                                 ------------

                         EXCEEDS ANALYST EXPECTATIONS


          FIRST QUARTER HIGHLIGHTS
          ------------------------
          .  FFO PER SHARE INCREASES 58.3 PERCENT TO $0.76
          .  REVPAR INCREASES 9.0 PERCENT
          .  CLOSED ON $542 MILLION IN ACQUISITIONS
          .  EXPANDS UNSECURED CREDIT FACILITIES TO $600 MILLION
          .  ANNOUNCES MERGER WITH CAPSTAR HOTEL COMPANY


DALLAS, APRIL 22, 1998 -- AMERICAN GENERAL HOSPITALITY CORPORATION (NYSE: AGT), a hotel real estate investment trust, today reported triple-digit growth in funds from operations (FFO), up 200 percent before merger costs, for its first quarter ended March 31, 1998.

                          SUMMARY FINANCIAL HIGHLIGHTS
                          ----------------------------

                                                                         First Quarter
                                                        ---------------------------------------------
                                                         1998                 1997             Change
                                                        ---------------------------------------------
            Revenues                                    $32,778              $9,903            231.0%
            FFO/1/                                      $19,996              $6,675            199.6%
            FFO per diluted share/OP unit(1)            $  0.76              $ 0.48             58.3%

"The company continues to produce solid operating results which are fueled by the successful implementation of our strategies to improve financial performance through effective product, brand and operational repositioning," said Steven D. Jorns, President and Chief Executive Officer. "These results are also a function of strategically acquiring, below replacement cost, full-service hotels in robust markets that possess strong upside potential," continued Jorns.



------------
/1/ Before merger costs

                             OPERATIONAL HIGHLIGHTS
                             ----------------------


ALL HOTELS
----------

                                           First Quarter
---------------------------------------------------------------------------------------------------
1998 REVPAR              Occupancy           Occupancy              ADR                 ADR
vs. 1997                   1998               vs. 1997              1998              vs. 1997
------------------  -------------------  ------------------  ------------------  ------------------
      +9.0%                70.6%                 1.3%              $95.97                  +7.6%

In total, the 53 hotels owned at the end of the first quarter produced revenue per available room (REVPAR) for the first quarter of $67.73, an increase of 9.0 percent. "The REVPAR growth the company has been successful in achieving is comprised of a balanced improvement in occupancy and average daily rate (ADR)," stated Jorns. ADR rose 7.6 percent to $95.97 for the three months, while occupancy increased to 70.6 percent in the first quarter from 69.7 percent in last year's first quarter. These results were achieved in light of the fact that 10 of the company's hotels were in some stage of repositioning. If the impact of the 10 hotels under repositioning was removed, the stabilized portfolio achieved a 10.9 percent increase in REVPAR to $68.27, a 2.5 percent increase in occupancy to 71.8 percent and an 8.1 percent increase in ADR.


13 IPO HOTELS
-------------

                                           First Quarter
-----------------------------------------------------------------------------------------------------
1998 REVPAR              Occupancy            Occupancy              ADR                  ADR
vs. 1997                   1998               vs. 1997               1998              vs. 1997
------------------  -------------------  -------------------  ------------------  -------------------
      +24.6%               71.6%               +11.2%               $90.89               +12.1%

The 13 hotels acquired at the time of the company's initial public offering posted remarkable operating results which far exceed industry averages. REVPAR increased 24.6 percent to $65.04; occupancy increased 11.2 percent to 71.6 percent; and ADR increased 12.1 percent to $90.89. Ten of the 13 initial hotels have benefitted from the company's brand, product and operational repositioning strategies that convert underperforming assets into market leaders. "This exemplifies the company's commitment to create value for its shareholders and we expect that these hotels, as well as others completing repositioning programs, will continue to post strong results during 1998," stated Jorns. Notable REVPAR leaders of the 13 IPO hotels include the Wyndham San Jose Airport Hotel with a
72.2 percent REVPAR increase; the Holiday Inn Select San Diego with a 41.0 percent increase; the Crowne Plaza San Jose with a 38.9 percent increase; the Wyndham Albuquerque Airport Hotel with a 35.1 percent increase; and the Courtyard by Marriott Secaucus with a 24.3 percent increase.

Hotels Under Renovation
-----------------------

                                           First Quarter
----------------------------------------------------------------------------------------------------
1998 REVPAR              Occupancy            Occupancy              ADR                 ADR
vs. 1997                   1998               vs. 1997               1998              vs. 1997
------------------  -------------------  -------------------  ------------------  ------------------
        1.3%               65.3%                (4.1)%             $100.24                5.7%


The 10 hotels which were in some stage of repositioning during the quarter still produced a 1.3 percent increase in REVPAR despite rooms out of service and the related renovation disruption. The growth in REVPAR during renovation/repositioning is a direct result of the company's ability to strategically time the renovation process during periods of lower demand in order to minimize the impact on operations. The 10 hotels were able to increase ADR by 5.7 percent in spite of a 4.1 percent decrease in occupancy. "We feel that the hotels which are undergoing renovation/repositioning programs will produce significant growth such as we have demonstrated with the 13 IPO hotels that is balanced between ADR and occupancy once they complete the process", said Jorns.


                    ACQUIRED 26 HOTELS IN THE FIRST QUARTER
                    ---------------------------------------

During the first quarter of 1998, the company acquired interests in 26 additional hotels, the Potomac Partners Portfolio, the Holiday Inn O'Hare International Airport, the FSA Portfolio and the Prime Hospitality Portfolio, with purchase prices aggregating approximately $542 million. With these acquisitions, the company nearly doubled the size of its hotel portfolio, gained entry into several robust markets and strengthened its position in others.
These hotels reflect the company's strategies of acquiring properties in locations with positive lodging fundamentals and expanding its geographic diversity. Furthermore, the majority of the properties are appropriate candidates to benefit from the company's proven product, operational and brand repositioning strategies. The company has budgeted approximately $98.2 million to be invested in these properties during 1998, 1999 and 2000.

Potomac Partners Portfolio
--------------------------

                                           First Quarter
-----------------------------------------------------------------------------------------------------
1998 REVPAR              Occupancy            Occupancy              ADR                  ADR
vs. 1997                   1998               vs. 1997               1998              vs. 1997
------------------  -------------------  -------------------  ------------------  -------------------
        10.9%              57.9%                +4.6%               $84.50               +6.0%

The 4 Potomac hotels, purchased January 22, 1998, also produced strong results for the quarter. REVPAR increased to $48.93, a 10.9 percent increase quarter over quarter. Occupancy increased 4.6 percent to 57.9 percent and ADR increased
6.0 percent to $84.50. The strong performance was led by the Holiday Inn Annapolis, which posted a REVPAR increase of 21.6 percent.

HOLIDAY INN O'HARE INTERNATIONAL AIRPORT
----------------------------------------

                                           First Quarter
-----------------------------------------------------------------------------------------------------
1998 REVPAR              Occupancy            Occupancy              ADR                  ADR
vs. 1997                   1998               vs. 1997               1998              vs. 1997
------------------  -------------------  -------------------  ------------------  -------------------
      +6.9%                73.3%               (5.4)%              $100.27              +13.0%

The Holiday Inn O'Hare International Airport hotel, acquired February 3, 1998, is a 507-room hotel and convention facility in Rosemont, IL. This property posted a 6.9 percent increase in REVPAR to $73.48, a 13.0 percent increase in ADR to $100.27, and a slight decrease in occupancy of 5.4 percent to 73.3 percent. The company plans to invest approximately $7 million to renovate the existing guest rooms and approximately $19 million for the addition of 253 guest rooms.

FSA PORTFOLIO
-------------

                                           First Quarter
-----------------------------------------------------------------------------------------------------
1998 REVPAR              Occupancy            Occupancy              ADR                  ADR
vs. 1997                   1998               vs. 1997               1998              vs. 1997
------------------  -------------------  -------------------  ------------------  -------------------
      +9.3%                77.0%                +3.2%               $95.79               +5.8%

The 13 FSA hotels, acquired on February 13, 1998, generated a 9.3 percent increase in REVPAR to $73.73 in spite of weather-related issues affecting the performance of the seven FSA Florida properties. ADR increased 5.8 percent to $95.79, and occupancy increased 3.2 percent to 77.0 percent. The FSA hotels provide the company with properties that were purchased below replacement cost and are in markets with high barriers to entry. The company plans to invest approximately $33 million to further upgrade and reposition the hotels.

Prime Hospitality Portfolio

                                           First Quarter
-----------------------------------------------------------------------------------------------------
1998 REVPAR              Occupancy            Occupancy              ADR                  ADR
vs. 1997                   1998               vs. 1997               1998              vs. 1997
------------------  -------------------  -------------------  ------------------  -------------------
      (0.6)%               68.0%               (3.3)%              $101.53               +2.8%

The 8 Prime hotels, acquired on January 8, 1998, represent the company's first unaffiliated lessee relationship. The eight hotels in this portfolio did not achieve the operating results that were anticipated with REVPAR declining 0.6 percent quarter over quarter, primarily due to the two Las Vegas hotels; the Crowne Plaza Las Vegas and the St. Tropez Suites Las Vegas. If the two Las Vegas hotels were excluded from the operating results of the Prime Portfolio, REVPAR would reflect an increase of 7.9 percent, ADR would have increased by 8.2 percent and occupancy would have decreased slightly by 0.2 percent.

Florida
-------

                                           First Quarter
-----------------------------------------------------------------------------------------------------
1998 REVPAR              Occupancy            Occupancy              ADR                  ADR
vs. 1997                   1998               vs. 1997               1998              vs. 1997
------------------  -------------------  -------------------  ------------------  -------------------
      +4.8%                 76.3%              (3.7)%              $104.21               +8.8%

In spite of the fact that Florida experienced its second wettest February since 1895 interspersed with several tornadoes throughout the state, the 11 properties the company owns in Florida were able to produce a 4.8 percent increase in REVPAR for the quarter. While the Clearwater Beach, Ft. Lauderdale and Tampa area hotels produced favorable REVPAR results, the Key Largo market experienced large declines in REVPAR for the quarter as a result of significant rainfall and a tornado touchdown creating national news. The news story coupled with the heavy rains resulted in canceled and postponed reservations in the Key Largo hotels. As a result of this extraordinary event, these hotels, the Westin Resort Key Largo and the Howard Johnson Resort Key Largo, posted a 12.3 percent and a 16.4 percent decline in REVPAR, respectively.


              EXPANDS UNSECURED CREDIT FACILITIES TO $600 MILLION
              ---------------------------------------------------

On February 13, 1998, the company replaced its $300 million credit facility with two unsecured credit facilities in the aggregate amount of $600 million. The new credit facilities were used to fund the FSA acquisition and will be used in the future principally to fund the company's hotel acquisition and renovation programs. The unsecured nature of the facility allows the company great balance sheet flexibility and permits it to close transactions without the cost or delay of recording mortgages and the related additional legal expenses typically associated with secured facilities. In addition, the terms of the new facility are improved by, among other things, reducing its interest rate to a variable rate starting at LIBOR plus 140 basis points. "We are gratified that our bankers have upgraded the facility to an unsecured status, reflecting their confidence in our proven ability to successfully implement our business strategy," said Jorns.

American General Hospitality's banking syndicate is led by Societe Generale, Southwest Agency, Bank One, Texas, N.A., Bank of Nova Scotia and Wells Fargo Bank, National Association.


                  ANNOUNCES MERGER WITH CAPSTAR HOTEL COMPANY
                  -------------------------------------------

On March 15, 1998, American General Hospitality Corporation and CapStar Hotel Company entered into a definitive agreement pursuant to which the parties agreed, subject to stockholder approval and other conditions and covenants, to merge as equals. When completed, the merged companies will operate as a REIT and a C-Corporation. The REIT, MeriStar Hospitality Corporation, will own 110 hotels with 27,739 rooms in 30 states and Canada, and have an approximate $3 billion total market capitalization. MeriStar Hospitality will have a relationship with the C-Corporation, MeriStar Hotels and Resorts, Inc., a hotel operations and management business to be spun off from CapStar, forming one of the largest independent hotel management companies in the nation with 201 hotels containing 42,441 guest rooms in 32 states, the District of Columbia, the U.S. Virgin Islands and Canada.

"This is a significant step to further strengthen our company, fuel additional growth and create new rewards for our shareholders," commented Jorns. "We are proud of everything American General Hospitality has accomplished to date, and we are excited about our future opportunities".

American General Hospitality Corporation is a publicly traded real estate investment trust (REIT) with a portfolio of 66 hotels, owned and pending acquisitions, in 22 states containing more than 15,100 guest rooms. Operating in major markets, the company is focused on creating shareholder value through acquisitions, and product, operational and brand repositioning.

Note: Statements in this press release which are not strictly historical are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, which may cause the company's actual results in the future to differ materially from expected results. These risks include, among others, competition within the lodging and contract service industries; the relationship between supply and demand for hotel rooms and vacation ownership resorts; the effects of economic conditions; issues associated with the acquisition and renovation of existing hotels and the development of new hotels; operating risks; the historical cyclicality of the lodging industry; risks associated with the dependence on franchisors of the company's lodging properties; and the availability of capital to finance planned growth, as described in the company's filings with the Securities and Exchange Commission.

FOR MORE INFORMATION ON AMERICAN GENERAL HOSPITALITY CORPORATION, VIA FACSIMILE
   AT NO COST, SIMPLY DIAL 1-800-PRO-INFO AND ENTER THE COMPANY TICKER AGT.

                                -TABLES FOLLOW-

                   AMERICAN GENERAL HOSPITALITY CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE FIRST QUARTER ENDED MARCH 31, 1998 AND 1997
                                  (UNAUDITED)

                                                       Three Months              Three Months
                                                           Ended                     Ended
                                                      March 31, 1998            March 31, 1997
                                                      --------------            --------------
Revenues
     Participating Lease revenue..................      $31,248,960               $ 9,508,365
     Office building rental income................          817,693
     Interest income..............................          710,874                   394,713
                                                        -----------               -----------
          Total revenue...........................       32,777,527                 9,903,078
                                                        -----------               -----------
Expenses
     Depreciation.................................        8,603,977                 1,931,390
     Amortization.................................          442,253                   197,214
     Real estate and personal property taxes and
      property insurance..........................        3,187,435                 1,250,117
     Office building operating expenses...........          370,090
     General and administrative...................          757,246                   502,391
     Ground lease expense.........................          626,745                   314,462
     Amortization of unearned officers'
      compensation................................           52,988                    22,187
     Merger costs.................................        2,100,000
     Interest expense.............................        7,344,834                   942,000
                                                        -----------               -----------
          Total expenses..........................       23,485,568                 5,159,761
                                                        -----------               -----------
Income before minority interest...................        9,291,959                 4,743,317
Minority interest.................................        1,197,190                   689,836
                                                        -----------               -----------
Net income applicable to common stockholders......      $ 8,094,769               $ 4,053,481
                                                        ===========               ===========
Income before minority interest and merger costs..      $11,391,959               $ 4,743,317
Minority interest.................................        1,467,757                   689,836
                                                        -----------               -----------
Income applicable to common stockholders
 before merger costs..............................      $ 9,924,202               $ 4,053,481
                                                        ===========               ===========
Income per basic common share before merger costs.      $      0.44               $      0.34
                                                        ===========               ===========
Net income per basic common share.................      $      0.35               $      0.34
                                                        ===========               ===========
Weighted average number of basic shares of Common
 Stock outstanding................................       22,807,034                11,815,600
                                                        ===========               ===========
Income per diluted common share before merger
 costs............................................      $      0.43               $      0.34
                                                        ===========               ===========

                                                       Three Months              Three Months
                                                           Ended                     Ended
                                                      March 31, 1998            March 31, 1997
                                                      --------------            --------------
Net income per diluted common share...............     $      0.35               $      0.34
                                                       ===========               ===========
Weighted average number of diluted shares
 of Common Stock outstanding......................      23,032,863                11,916,503
                                                       ===========               ===========
FUNDS FROM OPERATIONS (FFO) CALCULATION:
Income before minority interest and merger costs..     $11,391,959               $ 4,743,317
Depreciation......................................       8,603,977                 1,931,390
                                                       -----------               -----------
FFO before merger costs...........................     $19,995,936               $ 6,674,707
                                                       ===========               ===========
Income before minority interest...................     $ 9,291,959               $ 4,743,317
Depreciation......................................       8,603,977                 1,931,390
                                                       -----------               -----------
FFO...............................................     $17,895,936               $ 6,674,707
                                                       ===========               ===========
FFO per basic common share/OP unit before merger
 costs............................................     $      0.76               $      0.49
                                                       ===========               ===========
FFO per basic common share/OP unit................     $      0.68               $      0.49
                                                       ===========               ===========
Weighted average number of basic shares of Common
 Stock and OP units outstanding...................      26,186,895                13,712,596
                                                       ===========               ===========
FFO per diluted common share/OP unit before
 merger costs.....................................     $      0.76               $      0.48
                                                       ===========               ===========
FFO per diluted common share/OP unit..............     $      0.68               $      0.48
                                                       ===========               ===========
Weighted average number of basic shares of Common
 Stock and OP units outstanding...................      26,412,725                13,813,499
                                                       ===========               ===========
Dividends/distributions declared per share/OP unit     $    0.4275               $    0.4075